UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2023

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

(Former Name or Former Address, if Changed Since Last Report)

N/A
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	THMO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 8.01.	Other Events.

On September 28, 2023, ThermoGenesis Holdings, Inc. (the “Company”) received a conversion notice from Boyalife Group, Inc. (“Boyalife”) to convert a total of $700,000 of the outstanding accrued interest of the Second Amended and Restated Convertible Promissory Note issued by the Company to Boyalife on April 16, 2018, as amended by Amendment No 1 dated March 4, 2022, and Amendment No 2 dated March 6, 2023 (as amended, the “Note”). The amount converted represents $700,000 of the outstanding accrued interest of the Note. The conversion resulted in the issuance of 654,206 shares of the Company’s common stock at a conversion price of $1.07 per share. Immediately after the conversion, the outstanding principal balance of the Note was $7,278,000 and accrued but unpaid interest was $216,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)

Dated: October 4, 2023	/s/ Jeffery Cauble
Jeffery Cauble, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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